UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2010 (March 19, 2010)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 16, 2010, Alpharma Inc. and Alpharma Pharmaceuticals LLC (collectively “Alpharma”), subsidiaries of King Pharmaceuticals, Inc. (“King”), entered into a Settlement Agreement (“Agreement”) with the United States Department of Justice and the Office of the U.S. Attorney for the District of Maryland. The Agreement resolves an investigation of Alpharma’s sales and marketing activities, prior to its purchase by King in December 2008, related to the Alpharma product, Kadian. King divested Kadian at the time of the Alpharma acquisition. As part of the settlement, Alpharma will enter into separate but similar agreements with states that opt to participate in the settlement.
     The Agreement does not include any admission of liability or wrongdoing. Under the terms of the Agreement, Alpharma will pay $42.5 million plus interest to the United States and the states participating in the settlement, and King has agreed to guarantee Alpharma’s settlement obligations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2010	KING PHARMACEUTICALS, INC.
	By:	/s/ Brian A. Markison
		Name:	Brian A. Markison
		Title:	President and Chief Executive Officer